Exhibit 99.1

NETGEAR® Announces New Board of Director Appointment

SANTA CLARA, Calif. -- January 16, 2007 -- NETGEAR, Inc. (Nasdaq: NTGR), a worldwide provider of technologically advanced, branded networking products, announced today the appointment of Professor George G. C. Parker to its Board of Directors, effective as of January 12, 2007.

"We are delighted to have such a renowned, highly respected business educator joining the Board of Directors of NETGEAR," commented Patrick C. S. Lo, Chairman and CEO. "His financial acumen and experience and expertise as an outside director will be of great benefit to the company as we continue to execute our business plan."

Professor Parker has been a distinguished member of the faculty of Stanford University's Graduate School of Business since 1973 and is currently the Dean Witter Professor of Finance (Emeritus). He is also Director of the Financial Management Program and the Finance and Accounting for Non-financial Executives Program. At Stanford, Professor Parker has held a series of senior positions, including Senior Associate Dean for Academic Affairs, Director of the MBA Program, Director for Executive Education, and Director of the Stanford Sloan Program for Executives. Professor Parker holds an MBA and Ph.D. degree from the Stanford Graduate School of Business and a B.S. degree from Haverford College.

Professor Parker is a member of the Board of Directors of BGI Mutual Funds, First Republic Bank, Tejon Ranch Company and Threshold Pharmaceuticals, Inc.

About NETGEAR, Inc.

NETGEAR® (Nasdaq: NTGR) designs technologically advanced, branded networking products that address the specific needs of small and medium business and home users. The Company's product offerings enable users to share Internet access, peripherals, files, digital multimedia content and applications among multiple personal computers and other Internet-enabled devices. NETGEAR is headquartered in Santa Clara, Calif. For more information, visit the company's Web site at www.netgear.com or call (408) 907-8000.

©2007 NETGEAR, Inc. NETGEAR® and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. Information is subject to change without notice. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning expected performance characteristics, specifications, market acceptance, market growth, specific uses, user feedback and market position of NETGEAR's products and technology are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: the future demand may not be as projected; the actual price, performance and ease of use of NETGEAR's products may not meet the price, performance and ease of use requirements of end-users; the performance of NETGEAR's products may be adversely affected by real world operating conditions; the ability of NETGEAR to market and sell its products and technology; the impact and pricing of competing products; and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors," pages 31 through 40, in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2006, filed with the Securities and Exchange Commission on November 13, 2006. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Contacts:

Doug Hagan

Director, Corporate Marketing

NETGEAR, Inc.

(408) 907-8053

doug.hagan@netgear.com

David Pasquale

Executive Vice President, Investor Relations

The Ruth Group

(646) 536-7006

dpasquale@theruthgroup.com